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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) July 2, 1996
                                                         ------------

                                 GRANGES INC.
                                 ------------
            (Exact name of registrant as specified in its charter)

                 1-9025                       Not Applicable
                 ------                       --------------
        (Commission File No.)    (I.R.S. Employer Identification No.)


                           British Columbia, Canada
                           ------------------------
        (State or other jurisdiction of incorporation or organization)



        Suite 3000, 370 Seventeenth Street, Denver, CO, USA       80202
        ---------------------------------------------------       -----
                  (Address of principal executive offices)        (Zip Code)



       Registrant's telephone number, including area code 303-629-2450
                                                          ------------


                                Not Applicable
                                --------------
        (Former name or former address, if changed since last report)





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                                GRANGES INC.

Item 1.          Changes in Control of Registrant

                 Not applicable

Item 2.          Acquisition or Disposition of Assets

                 Not applicable

Item 3.          Bankruptcy or Receivership

                 Not applicable

Item 4.          Changes in Registrant's Certifying Accountant

                 Not applicable

Item 5.          Other Events

                 (a) On July 2, 1996, the Registrant issued the following press release:

                          "APPOINTMENT OF NEW OFFICER

VANCOUVER, BRITISH COLUMBIA, JULY 2, 1996 - Granges Inc. is pleased to announce the appointment of Ronald J. (Jock) McGregor to the position of Vice President Operations and Development. Jock commenced his duties on July 1st and will assume all of the responsibilities of Paul Wright who resigned as Vice President of Mining and Project Development on June 1st.

Mr. McGregor joins Granges from Cambior USA, where, as President of Carlota Copper Company and Vice President in charge of Evaluations and Development, he was involved in all Cambior's new projects in the United States and South America including Carlota, Omai Metates, Gross Rosebel, La Granja and El Pachon.

Mr. McGregor is a graduate in extractive metallurgy from the Royal Schools of Mines in London and spent ten years in Africa working in both operations and project development. Mr. McGregor moved to the U.S. in 1979 with Bateman Engineering.

In 1982 he joined NICOR Mineral Ventures (later renamed Westmont Mining Inc.) where he was responsible to the engineering and construction of two mines and the engineering and design of two more. In 1991 he joined Cambior as part of the purchase of Westmont.





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Mr. McGregor's experience in operations and project development will be an asset to Granges Inc. as the company embarks on a major period of growth.

Granges Inc. is an international gold mining and exploration company based in Denver, Colorado, with its registered office in Vancouver, British Columbia. Its holdings range from the Hycroft Mine in Nevada to exploration properties in North and South America, including the new Guariche project in Venezuela."

                 (b) On July 3, 1996, the Registrant issued the following press release:

 ""NOT FOR DISTRIBUTION TO U.S. NEWS WIRE SERVICES OR DISSEMINATION IN THE U.S."

                        FINAL SHORT FORM PROSPECTUS FOR

                 SPECIAL WARRANT FINANCING AND GUARICHE PROJECT

VANCOUVER, BRITISH COLUMBIA, JULY 3, 1996 - Granges Inc. announced today that it has filed a final short form prospectus with the securities commissions in British Columbia and Ontario relating to the previously announced issue of 9,699,800 special warrants previously sold on a private placement basis at $2.60 per special warrant for net proceeds of approximately $23,760,000. The special warrants were underwritten by a syndicate comprising ScotiaMcLeod Inc., First Marathon Securities Limited, Yorkton Securities Inc. and Goepel Shields & Partners Inc.

The special warrants entitle the holders to acquire, at no additional cost, one common share and one-half of one common share purchase warrant for each special warrant upon receipts being issued by the securities commissions for the final short form prospectus.

The final short form prospectus also qualified the issuance to L.B. Mining Co. of 2,047,938 Class A common share purchase warrants and 2,529,161 Class B common share purchase warrants upon exercise of 2,047,938 special warrants previously issued to L.B. Mining Co. on a private placement basis in part consideration for the grant to the Company of an option to purchase the Guariche mining concessions in Venezuela. The Class A warrants will be automatically exercised for common shares of the Company on the basis of one common share for each Class A warrant upon exercise of the Guariche option. The Class B warrants are exercisable thereafter on the basis of one common share for each Class B warrant at the election of L.B. Mining Co. in lieu of cash payable by the Company if more than 1.0 million ounces of mineable reserves of gold are established on the Guariche properties within two years of exercise of the Guariche option.

The net proceeds from the prior sale of the underwritten special warrants will be used to fund the cash payments due upon exercise of the Guariche option and exploration on the Guariche properties if the option is exercised, for development of the Brimstone project at the Company's Hycroft Mine and exploration on the Company's mineral properties in Nevada and Peru. Any remaining net proceeds, including unused proceeds if the Guariche option is not exercised, will





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be used for general corporate purposes including ongoing exploration and development expenditures and acquisition opportunities as they arise.

Granges Inc. is an international gold mining and exploration company based in Denver, Colorado, with its registered office in Vancouver, British Columbia. Its holdings range from the Hycroft Mine in Nevada to exploration properties in North and South America, including the new Guariche project in Venezuela."

Item 6.          Resignations of Registrant's Directors

                 Not applicable

Item 7.          Financial Statements and Exhibits

         (a)     Financial Statements - none

         (b)     Pro Forma financial information - none

         (c)     Exhibit - none

Item 8.          Change in Fiscal Year

                 Not applicable


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                     GRANGES INC.
                                       ---------------------------------------
                                                     (Registrant)



Date: July 8, 1996                     By:/s/ A. J. ALI
                                          ------------------------------------
                                          A. J. Ali, CA
                                          Vice President Finance and
                                          Chief Financial Officer





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